Consent of Independent Certified Public Accountants



We have issued our reports dated January 4, 1999 on the accompanying October 31, 1998 financial statements of Holloman Corporation, Holloman Construction Co., and T Sisters Leasing, L.L.C. incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                              Johnson, Miller & Co.


Odessa, Texas
February 2, 1999